UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2011

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX 78701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2011, Silicon Laboratories Inc. (“Silicon Laboratories”) issued a press release announcing its chief financial officer succession plan.

Paul V. Walsh, Jr. has been appointed Chief Financial Officer, effective as of July 3, 2011. Mr. Walsh, age 46, joined Silicon Laboratories in January 2004 as the Director of Finance for Worldwide Operations. He was appointed Corporate Controller in March 2005 and served as interim Chief Financial Officer from May 2006 to November 2006. In November 2006, Mr. Walsh was appointed to Vice President and Chief Accounting Officer. From January 2009 through September 2010, Mr. Walsh served on the Board of Directors of Rio Holdings, Inc. (previously Grande Communications, Inc.), a provider of cable, internet and phone services, where he also served as the Chairman of the Audit Committee and as a member of the Finance Committee. Prior to joining Silicon Laboratories, Mr. Walsh was Site Controller from February 2003 to January 2004 with PerkinElmer, a supplier to the health sciences and photonics markets. From 1992 to 2003, Mr. Walsh held various operational, finance and management roles at Analog Devices and Teradyne, in the Boston area. Mr. Walsh received a B.S. in Mechanical Engineering from the University of Maine, and an M.B.A. from Boston University.

Mr. Walsh will replace Bill Bock, who has served as Senior Vice President of Finance and Administration and Chief Financial Officer since November 2006. Mr. Bock is expected to re-join Silicon Laboratories’ Board of Directors on July 3, 2011 and will remain on the management team as Senior Vice President through the end of the year. Mr. Bock joined Silicon Laboratories as a director in March 2000, and served as Chairman of the audit committee until November 2006 when he stepped down from the Board of Directors to assume his current role. From April 2001 to November 2006, Mr. Bock participated in the venture capital industry, principally as a partner with CenterPoint Ventures. From February 1997 to March 2001, Mr. Bock led DAZEL Corporation, a provider of electronic information delivery systems, initially as its President and Chief Executive Officer and subsequent to its acquisition by Hewlett-Packard in June 1999 as an HP Vice President and General Manager. Prior to 1997, Mr. Bock served as Chief Operating Officer of Tivoli Systems, a client server software company acquired by IBM in March 1996, in senior sales and financial management positions with Convex Computer Corporation and began his career with Texas Instruments. Mr. Bock holds a B.S. in Computer Science from Iowa State University and an M.S. in Industrial Administration from Carnegie Mellon University.

The press release announcing the appointments of Mr. Walsh and Mr. Bock is attached hereto as Exhibit 99.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99 Press Release of Silicon Laboratories Inc. dated March 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

March 28, 2011	/s/ Paul V. Walsh, Jr.

Date	Paul V. Walsh, Jr. Vice President of Finance (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99	Press release dated March 28, 2011 of the Registrant